UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2013

Assisted Living Concepts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051
(Address of Principal Executive Offices) (Zip Code)

(262) 257-8888
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2013, Assisted Living Concepts, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aid Holdings, LLC, a Delaware limited liability company (“Parent”), and Aid Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of TPG Capital, L.P. The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”) and a Special Committee of the Board (the “Special Committee”) formed in connection with the previously announced exploration of strategic alternatives.

At the effective time of the Merger, each share of Class A Company common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Parent or any direct or indirect subsidiary of either of them) will be converted automatically into the right to receive $12.00 in cash, without interest (the “Class A Per Share Merger Consideration”). Each share of Class B Company common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Parent or any direct or indirect subsidiary of either of them or stockholders who have properly exercised and perfected dissenters’ rights under Nevada law) will be converted automatically into the right to receive $12.90 in cash, without interest (as required under the Company’s charter based on the Class A Per Share Merger Consideration).

Company tandem stock options/stock appreciation rights will be cancelled upon completion of the Merger in exchange for the excess, if any, of the Class A Per Share Merger Consideration over the exercise price of the tandem stock option/stock appreciation right, multiplied by the number of shares of Class A Company common stock subject to such award.

Consummation of the Merger is subject to various conditions, including, without limitation: (i) the approval by the holders of a majority of the voting power of outstanding shares of Class A Company common stock and Class B Company common stock, voting as a single class (with each share of Class A Company common stock entitled to one vote and each share of Class B Company common stock entitled to ten votes) (the “Requisite Vote”), (ii) the approval by the holders of a majority of the voting power of outstanding shares of Class A Company common stock, excluding shares owned, directly or indirectly, by holders of Class B Company common stock, Parent, Merger Sub or officers or directors of the Company, or any of their respective affiliates, voting as a single separate class (the “Unaffiliated Vote”) (which condition, pursuant to the terms of the Merger Agreement, may not be waived), (iii) the expiration or termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any law, injunction, judgment or ruling that prohibits, restrains or makes illegal the consummation of the Merger and (v) the accuracy of the parties’ respective representations and warranties and the performance of the parties’ respective covenants (in each case, subject to certain materiality thresholds). In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to (a) the absence, since the date of the Merger Agreement, of any change, effect, event, development, fact, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) and (b) the receipt by Parent of certain state licenses and permits to operate the Company’s facilities.

The Merger Agreement contains a “no shop” provision that, in general, restricts the Company’s ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. The “no shop” provision is subject to a “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with respect to any unsolicited written alternative acquisition proposal that is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee of $7,250,000. In addition, under certain specified circumstances as set forth in the Merger Agreement, the Company has agreed to reimburse Parent for up to $2,750,000 of reasonable out-of-pocket expenses incurred by Parent and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $40,000,000 under specified circumstances set forth in the Merger Agreement. Payment of the reverse termination fee is guaranteed by TPG Partners VI, L.P. (the “Sponsor”) pursuant to the terms of a limited guarantee.

Parent has obtained an equity financing commitment from the Sponsor to fund the Merger and the other transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in such financing commitment. The obligation of Parent and Merger Sub to close the Merger is not conditioned upon the consummation of the financing.

In connection with the execution of the Merger Agreement, Parent, Merger Sub and Thornridge Holdings Limited, a stockholder of the Company (“Thornridge”), entered into a Voting Agreement (the “Voting Agreement”), pursuant to which Thornridge has agreed to, among other things, vote all of its shares of Company common stock in favor of the Requisite Vote and vote against any alternative acquisition proposals. The Voting Agreement terminates upon the termination of the Merger Agreement.

The Merger Agreement contains customary covenants, including, without limitation, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Requisite Vote and the Unaffiliated Vote and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement also contains customary representations and warranties. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”), (c) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

Attached as Exhibit 99.1 hereto is a copy of the Company’s press release issued February 26, 2013, announcing the execution of the Merger Agreement.

Important Information and Where to Find It

Assisted Living Concepts, Inc. (“ALC”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement regarding the proposed acquisition of ALC by TPG.  Investors and security holders are urged to read the proxy statement relating to such acquisition carefully and in its entirety, including any other relevant documents filed with the SEC and incorporated by reference in the proxy, when they become available because they will contain important information.  Investors and security holders may obtain a free copy of the proxy statement and other documents that ALC files with the SEC (when available) from the SEC’s website at www.sec.gov and ALC’s website at www.alcco.com.  In addition, the proxy statement and other documents filed by ALC with the SEC (when available) may be obtained from ALC free of charge by directing a request to Assisted Living Concepts, Inc., c/o Investor Relations, W140 N8981 Lilly Road, Menomonee Falls, WI 53051-2325.

Certain Information Regarding Participants

ALC, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of ALC’s security holders in connection with the proposed acquisition of ALC by TPG.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in ALC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 12, 2012, and its definitive proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2012 and amended on June 22, 2012.  Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the proposed acquisition of ALC by TPG when it is filed with the SEC.  These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and ALC’s website at www.alcco.com.  This announcement does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities.

Forward-looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements made herein that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “continuing”, “believe” or “project”, or the negative of those words or other comparable words. Any forward-looking statements included herein are made as of the date hereof only, based on information available to ALC as of the date hereof, and, subject to any applicable law to the contrary, ALC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are not a guarantee of future performance and are subject to a number of risks, assumptions and uncertainties that could cause ALC’s actual results to differ from those projected in such forward-looking statements. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions contemplated by the Merger Agreement; the ability to obtain regulatory approvals of the transactions contemplated by the Merger Agreement on the proposed terms and schedule; the failure of ALC’s stockholders to approve the transactions contemplated by the Merger Agreement; ALC’s ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger Agreement; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the Merger Agreement; the risk that the transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; the risks that are described from time to time in ALC’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 12, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in other of ALC’s filings with the SEC; and general industry and economic conditions.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits. The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger among Aid Holdings, LLC, Aid Merger Sub, LLC and Assisted Living Concepts, Inc., dated as of February 25, 2013
99.1	Press Release dated February 26, 2013 issued by Assisted Living Concepts, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.

Date: February 26, 2013	By:	/s/ John Buono
Name: John Buono
Title: Senior Vice President, Chief Financial Officer
& Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger among Aid Holdings, LLC, Aid Merger Sub, LLC and Assisted Living Concepts, Inc., dated as of February 25, 2013
99.1	Press Release dated February 26, 2013 issued by Assisted Living Concepts, Inc.